Exhibit 24(b)11




INDEPENDENT AUDITORS' CONSENT





We consent to the use in Post-Effective Amendment No. 39 to Registration Statement No. 2-46891 of Daily Cash Accumulation Fund, Inc. of our report dated January 22, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
April 21, 1997